Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATION

In connection with this annual report on Form 10-K of 1st Pacific Bancorp (the “Company”) for the period ended December 31, 2006 (this “Report”), A. Vincent Siciliano, President and Chief Executive Officer of the Company and James H. Burgess, Executive Vice President and Chief Financial Officer of the Company, do hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.             This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:  March 22, 2007

By:	/s/ A. Vincent Siciliano
A. Vincent Siciliano
President and Chief Executive Officer

By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President and Chief Financial Officer